UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2023

ARES REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 Other Events.

Ares Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to disclose the most recent transaction price and net asset value (“NAV”) per share, as determined in accordance with the Company’s valuation procedures, for each of our classes of common stock and to provide an update on our assets.

Most Recent Transaction Price and Net Asset Value Per Share

February 1, 2024 Transaction Price

The transaction price for each share class of our common stock for subscriptions accepted (and distribution reinvestment plan issuances) as of February 1, 2024 (and redemptions as of January 31, 2024) is as follows:

Share Class	Transaction Price (per share)
Class T	$8.0218
Class S	8.0218
Class D	8.0218
Class I	8.0218
Class E	8.0218

The transaction price for each of our share classes is equal to such class’s NAV per share as of December 31, 2023. A calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.

December 31, 2023 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at areswmsresources.com/investment-solutions/AREIT and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals, reviewing annual third-party real property appraisals, providing monthly valuations of our debt-related assets (excluding DST Program Loans), reviewing the internal valuations of DST Program Loans and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures. As part of this process, our Advisor reviews the estimates of the values of our real property portfolio, real estate-related assets, and other assets and liabilities within our portfolio for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and informs our board of directors of its conclusions. Although third-party appraisal firms, the Independent Valuation Advisor, or other pricing sources may consider any comments received from us or our Advisor or other valuation sources for their individual valuations, the final estimated fair values of our real properties are determined by the Independent Valuation Advisor in their appraisals and the final estimates of fair values of our real estate-related assets, our other assets, and our liabilities are determined by the applicable pricing source (which may, in certain instances be our Advisor or an affiliate of Ares), subject to the oversight of our board of directors. With respect to the valuation of our real properties, the Independent Valuation Advisor provides our board of directors with periodic valuation reports and is available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation and review process generally. Excluding investments that are bought or sold during a given calendar year, unconsolidated investments held through joint ventures or partnerships are valued by an independent appraiser at least once per calendar year. For valuations during interim periods, not less than quarterly, either (1) our Advisor or a qualified third party that we engage will determine the estimated fair value of the investments owned by unconsolidated affiliates or (2) we will utilize interim valuations determined pursuant to valuation policies and procedures for such joint ventures or partnerships. All parties engaged by us in connection with our valuation procedures, including the Independent Valuation Advisor, ALPS Fund Services Inc. (“ALPS”), and our Advisor, are subject to the oversight of our board of directors. Our board of directors has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate. At least once each calendar year our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures with input from the Independent Valuation Advisor. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it: (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination; or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures. Please see our valuation procedures filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 15, 2023 for a more detailed description of our valuation procedures, including important disclosure regarding real property valuations provided by the Independent Valuation Advisor.

Our valuation procedures, which address specifically each category of our assets and liabilities and are applied separately from the preparation of our financial statements in accordance with generally accepted accounting principles (“GAAP”), involve adjustments from historical cost. There are certain factors which cause NAV to be different from total equity or stockholders’ equity on a GAAP basis. Most significantly, the valuation of our real assets, which is the largest component of our NAV calculation, is provided to us by the Independent Valuation Advisor. For GAAP purposes, these assets are generally recorded at depreciated or amortized cost. Another example that will cause our NAV to differ from our GAAP total equity or stockholders’ equity is the straight-lining of rent, which results in a receivable for GAAP purposes that is not included in the determination of our NAV. The fair values of our assets and certain liabilities are determined using widely accepted methodologies and, as appropriate, the GAAP principles within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures and are used by ALPS in calculating our NAV per share. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. We did not develop our valuation procedures with the intention of complying with fair value concepts under GAAP and, therefore, there could be differences between our fair values and the fair values derived from the principal market or most advantageous market concepts of establishing fair value under GAAP.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, our former sponsor Black Creek Diversified Property Advisors Group LLC, members or affiliates of the former sponsor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of December 31, 2023 and November 30, 2023:

	As of
(in thousands)	December 31, 2023	November 30, 2023
Investments in office properties	$560,650	$565,200
Investments in retail properties	683,800	686,750
Investments in residential properties	1,824,950	1,851,450
Investments in industrial properties	1,690,300	1,669,300
Investments in other properties (1)	54,950	—
Total investment in real estate properties	4,814,650	4,772,700
Investments in unconsolidated joint venture partnerships	178,058	179,603
Investments in real estate debt and securities	373,448	362,307
DST Program Loans	115,050	109,081
Total investments	5,481,206	5,423,691
Cash and cash equivalents	15,052	20,051
Restricted cash	4,614	4,421
Other assets	72,827	73,089
Line of credit, term loans and mortgage notes	(1,978,158)	(1,933,617)
Financing obligations associated with our DST Program	(1,277,307)	(1,233,501)
Other liabilities	(82,465)	(75,208)
Accrued performance participation allocation	—	—
Accrued advisory fees	(3,281)	(3,270)
Noncontrolling interests in consolidated joint venture partnerships	(7,175)	(5,865)
Aggregate Fund NAV	$2,225,313	$2,269,791
Total Fund Interests outstanding	277,408	278,766

(1) Includes self-storage properties

The following table sets forth the NAV per Fund Interest as of December 31, 2023 and November 30, 2023:

		Class T	Class S	Class D	Class I	Class E
(in thousands, except per Fund Interest data)	Total	Shares	Shares	Shares	Shares	Shares	OP Units
As of December 31, 2023
Monthly NAV	$2,225,313	$228,073	$386,211	$55,594	$525,513	$386,732	$643,190
Fund Interests outstanding	277,408	28,432	48,145	6,930	65,511	48,210	80,180
NAV Per Fund Interest	$8.0218	$8.0218	$8.0218	$8.0218	$8.0218	$8.0218	$8.0218
As of November 30, 2023
Monthly NAV	$2,269,791	$232,163	$392,941	$56,607	$535,970	$395,080	$657,030
Fund Interests outstanding	278,766	28,513	48,259	6,952	65,826	48,522	80,694
NAV Per Fund Interest	$8.1423	$8.1423	$8.1423	$8.1423	$8.1423	$8.1423	$8.1423

Under GAAP, we record liabilities for ongoing distribution fees that (i) we currently owe Ares Wealth Management Solutions, LLC (the “Dealer Manager”) under the terms of our dealer manager agreement and (ii) we estimate we may pay to the Dealer Manager in future periods for our Fund Interests. As of December 31, 2023, we estimated approximately $66.7 million of ongoing distribution fees were potentially payable to the Dealer Manager. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

The valuations of our real properties as of December 31, 2023, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table based on weighted-averages by property type.

	Office	Retail	Residential	Industrial	Weighted-Average Basis
Exit capitalization rate	6.7%	6.5%	5.2%	5.6%	5.7%
Discount rate / internal rate of return	7.8%	7.2%	6.7%	7.0%	7.0%
Average holding period (years)	9.5	10.0	10.0	10.0	10.0

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

Input	Hypothetical Change	Office	Retail	Residential	Industrial	Weighted-Average Values
Exit capitalization rate (weighted-average)	0.25% decrease	2.7%	2.3%	3.2%	3.1%	3.0%
	0.25% increase	(2.5)%	(2.2)%	(2.9)%	(2.9)%	(2.7)%
Discount rate (weighted-average)	0.25% decrease	2.0%	1.9%	2.0%	2.0%	2.0%
	0.25% increase	(2.0)%	(1.8)%	(1.9)%	(2.0)%	(1.9)%

From September 30, 2017 through November 30, 2019, we valued our debt-related investments and real estate-related liabilities generally in accordance with fair value standards under GAAP. Beginning with our valuation for December 31, 2019, our property-level mortgages, corporate-level credit facilities and other secured and unsecured debt that are intended to be held to maturity (which for fixed rate debt not subject to interest rate hedges may be the date near maturity at which time the debt will be eligible for prepayment at par for purposes herein), including those subject to interest rate hedges, were valued at par (i.e. at their respective outstanding balances). In addition, because we utilize interest rate hedges to stabilize interest payments (i.e. to fix all-in interest rates through interest rate swaps or to limit interest rate exposure through interest rate caps) on individual loans, each loan and associated interest rate hedge is treated as one financial instrument which is valued at par if intended to be held to maturity. This policy of valuing at par applies regardless of whether any given interest rate hedge is considered as an asset or liability for GAAP purposes. Notwithstanding, if we acquire an investment and assume associated in-place debt from the seller that is above or below market, then consistent with how we recognize assumed debt for GAAP purposes when acquiring an asset with pre-existing debt in place, the liabilities used in the determination of our NAV will include the market value of such debt based on market value as of the closing date. The associated premium or discount on such debt as of closing that is reflected in our liabilities will then be amortized through loan maturity. Per our valuation policy, the corresponding investment is valued on an unlevered basis for purposes of determining NAV. Accordingly, all else equal, we would not recognize an immediate gain or loss to our NAV upon acquisition of an investment whereby we assume associated pre-existing debt that is above or below market. As of December 31, 2023, we classified all of our debt as intended to be held to maturity, and our liabilities included mark-to-market adjustments for pre-existing debt that we assumed upon acquisition.

Update on Our Assets and Performance

As of December 31, 2023, our consolidated investments include 99 real estate properties totaling approximately 20.1 million square feet located in 33 markets throughout the U.S., which were 95.3% leased. Rent growth on comparable commercial leases executed during the fourth quarter of 2023 averaged 7.9% when calculated using cash basis rental rates and 14.1% when calculated using GAAP basis rental rates. Rent growth on comparable commercial leases executed during the year ended December 31, 2023 averaged 22.8% when calculated using cash basis rental rates and 30.9% when calculated using GAAP basis rental rates. For our industrial properties, rent growth on comparable leases executed during the year ended December 31, 2023 averaged 44.8% when calculated using cash basis rental rates and 53.3% when calculated using GAAP basis rental rates. For our residential properties, rent growth on new and renewal leases executed during the fourth quarter of 2023 averaged 0.5%. Rent growth on new and renewal residential leases executed during the year ended December 31, 2023 averaged 3.9%. As of December 31, 2023, rents across our industrial properties and residential properties, our two largest categories, are estimated to be 17.6% and 4.7% below market (on a weighted-average basis), respectively, providing the opportunity for meaningful net operating income growth.

Additionally, during the three months ended December 31, 2023, we increased our capital commitments by $124.4 million related to our investments in unconsolidated joint venture partnerships.

As of December 31, 2023, our leverage ratio was 36.4% (calculated as outstanding principal balance of our borrowings less cash and cash equivalents, divided by the fair value of our real property, net investments in unconsolidated joint venture partnerships, investments in real estate-related securities and debt-related investments not associated with the DST Program, as determined in accordance with our valuation procedures) and the weighted-average interest rate of our consolidated borrowings was 4.43%.

During the three months ended December 31, 2023, we raised gross proceeds of approximately $144.1 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests (including $11.2 million of DST Interests financed by DST Program Loans). The aggregate dollar amount of common stock and OP Unit redemptions requested for October, November and December, which were redeemed in full on November 1, 2023, December 1, 2023 and January 1, 2024, respectively, was $45.2 million.

The following table sets forth the top ten geographic allocations of our real estate portfolio based on fair value as of December 31, 2023:

($ in thousands)	Number of Properties	Fair Value of Real Properties	% of Fair Value
Central Florida	9	$643,150	13.4%
Dallas, TX	6	437,100	9.1
South Florida	6	412,000	8.6
Atlanta, GA	4	347,800	7.2
Metro New York	3	279,200	5.8
Greater Boston	10	262,000	5.4
D.C. / Baltimore	5	257,600	5.4
Pennsylvania	5	228,850	4.8
New Jersey	8	220,300	4.6
San Antonio, TX	5	192,100	4.0
Other	38	1,534,550	31.7
Total real properties	99	$4,814,650	100.0%

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of increased inflation, rising interest rates, the conflict between Russia and Ukraine, and/or the ongoing conflict in the Middle East on our financial condition and results of operations being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
99.1*	Consent of Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
January 16, 2024
	By:	/s/ TAYLOR M. PAUL
Taylor M. Paul Managing Director, Chief Financial Officer and Treasurer